Exhibit 21.1

LIST OF SUBSIDIARIES

Duncan Energy Partners L.P.

as of April 2, 2007

Jurisdiction
Name of Subsidiary	of Formation	Effective Ownership
Acadian Acquisition, LLC	Delaware	Acadian Gas, LLC – 100%
Acadian Consulting LLC	Delaware	Acadian Gas, LLC – 100%
Acadian Gas, LLC	Delaware	Enterprise Products Operating L.P. – 34% DEP Operating Partnership, L.P. – 66%
Acadian Gas Pipeline System	Texas	TXO-Acadian Gas Pipeline, LLC – 50% MCN-Acadian Gas Pipeline, LLC – 50%
Calcasieu Gas Gathering System	Texas	TXO-Acadian Gas Pipeline, LLC – 50% MCN-Acadian Gas Pipeline, LLC – 50%
Cypress Gas Marketing, LLC	Delaware	Acadian Gas, LLC – 100%
Cypress Gas Pipeline, LLC	Delaware	Acadian Gas, LLC – 100%
DEP OLPGP, LLC	Delaware	Duncan Energy Partners L.P. – 100%
DEP Operating Partnership, L.P.	Delaware	Duncan Energy Partners L.P. – 99.999% DEP OLPGP, LLC – 0.001%
Enterprise Lou-Tex Propylene Pipeline L.P.	Delaware	Enterprise Products Operating L.P. – 33% Propylene Pipeline Partnership L.P. – 1% DEP Operating Partnership, L.P. – 66%
Evangeline Gas Corp.	Delaware	Evangeline Gulf Coast Gas, LLC – 45.05% Third Parties – 54.95%
Evangeline Gas Pipeline Company L.P.	Delaware	Evangeline Gulf Coast Gas, LLC – 45% Evangeline Gas Corp. – 10% Third Party – 45%
Evangeline Gulf Coast Gas, LLC	Delaware	Acadian Gas, LLC – 100%
MCN Acadian Gas Pipeline, LLC	Delaware	Acadian Gas, LLC – 100%
MCN Pelican Interstate Gas, LLC	Delaware	Acadian Gas, LLC – 100%
MCN Pelican Transmission LLC	Delaware	Acadian Gas, LLC – 100%
Mont Belvieu Caverns, LLC	Delaware	Enterprise Products Operating L.P. – 33.365% Enterprise Products OLPGP, Inc. – 0.635% DEP Operating Partnership, L.P. – 66%
Neches Pipeline System	Texas	TXO-Acadian Gas Pipeline, LLC – 50% MCN-Acadian Gas Pipeline, LLC – 50%
Pontchartrain Natural Gas System	Texas	TXO-Acadian Gas Pipeline, LLC – 50% MCN-Acadian Gas Pipeline, LLC – 50%
Sabine Propylene Pipeline L.P.	Texas	Enterprise Products Operating L.P. – 33% Propylene Pipeline Partnership L.P. – 1% DEP Operating Partnership, L.P. – 66%
South Texas NGL Pipeline LLC	Delaware	Enterprise Products Operating L.P. – 34% DEP Operating Partnership, L.P. – 66%
TXO-Acadian Gas Pipeline, LLC	Delaware	Acadian Gas, LLC – 100%